UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________


                                   FORM 8-K

                                CURRENT REPORT

                             ____________________

                    Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 30, 2003


                             Wynn Resorts, Limited
            (Exact Name of Registrant as Specified in its Charter)


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

             Nevada                                000-50028                              46-0484987
 (State or Other Jurisdiction of           (Commission File Number)          (I.R.S. Employer Identification No.)
         Incorporation)


       3145 Las Vegas Boulevard South
              Las Vegas, Nevada                                                              89109
  (Address of Principal Executive Offices)                                                (Zip Code)

                                (702) 733-4444
             (Registrant's telephone number, including area code)



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Item 5.    Other Events.
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         On July 30, 2003, the Registrant issued a press release, filed herewith as Exhibit 99.1 and by this reference incorporated herein, announcing the sale of an additional $50 million aggregate principal amount of its 6% Convertible Subordinated Debentures due 2015 in a private offering under Rule 144A of the Securities Act of 1933, as amended. The sale was made pursuant to the full exercise of an option granted to the initial purchasers of its previously announced offering of debentures, which closed July 7, 2003.

         The Registrant contributed approximately $9 million of the net proceeds from the sale of additional debentures to a subsidiary, which purchased U.S. government securities to secure the payment of three years of scheduled interest payments as required by the indenture governing the debentures. In addition, the subsidiary has guaranteed the debentures and the Registrant has guaranteed the subsidiary's obligations under the subsidiary's guarantee. The Registrant intends to use the remaining net proceeds from the sale to help finance its Macau project and for general corporate purposes.

         The debentures are the Registrant's subordinated unsecured (other than with respect to three years of scheduled interest payments) obligations and rank junior in right of payment to all existing and future senior indebtedness of the Registrant, and equally with any existing and future subordinated indebtedness. The Registrant will pay interest on the debentures on January 15 and July 15 of each year, beginning January 15, 2004.

         Each $1,000 principal amount of the debentures will be convertible at each holder's option into 43.4782 shares of the Registrant's common stock (subject to adjustment as provided in the indenture governing the debentures). The conversion rate of the debentures is equivalent to an initial conversion price of $23.00 per share of the Registrant's common stock.

         The Registrant may redeem some or all of the debentures for cash on or after July 20, 2007 at the prices specified in the indenture. The holders may require the Registrant to repurchase all or a portion of their debentures, subject to certain exceptions, upon a change of control of the Registrant. If any holder requires the Registrant to repurchase its debentures, the Registrant may elect to pay the repurchase price in cash or shares of its common stock or a combination of cash and shares of its common stock.

         The Registrant has agreed to file a shelf registration statement with respect to the resale of the debentures, the guarantees of the debentures and the common stock issuable upon conversion of the debentures and to use commercially reasonable efforts to cause the shelf registration statement to become effective within 250 days after July 7, 2003.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

             Exhibit
             Number         Description

               99.1         Press Release, dated July 30, 2003, by Wynn
                            Resorts, Limited.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 30, 2003

                                              Wynn Resorts, Limited


                                              By: /s/ John Strzemp
                                                  -----------------------------
                                                  John Strzemp
                                                  Executive Vice President and
                                                  Chief Financial Officer

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                                 EXHIBIT INDEX

           Exhibit
           Number           Description
           -------          -----------

             99.1           Press Release, dated July 30, 2003, by Wynn
                            Resorts, Limited.